Cuisine Solutions Announces Upcoming Third Quarter Financial Results and Conference Call

ALEXANDRIA, Va., May 14, 2009 (GLOBE NEWSWIRE) -- Cuisine Solutions, Inc. (NYSE Alternext:FZN) (the ``Company'') announced today that the Company plans to report financial results after the market closes on Thursday, May 14, 2009 for the third quarter ended April 4, 2009. The Company will host a conference call at 10:00 a.m., Eastern Time, Wednesday, May 20, 2009 to discuss the third quarter financial results. Please call (877) 407-8031 to enter the conference; international callers should call 1-201-689-8031. An operator will monitor the call and set a queue for the questions. The call can be accessed live on the Internet at http://www.cuisinesolutions.com/content/financial.php, where it will also be archived for 60 days. A telephone replay will be available three hours after the call for approximately two weeks. To hear the replay, please call (877) 660-6853 (international callers can call 1-201-612-7415) and use Account Code 286 and Conference ID Code 323472.

Cuisine Solutions utilizes sous-vide technology and methods, which means that the products are vacuum sealed and then slowly cooked in water at very low temperatures. The sous-vide technology involves knowing the precise time and temperature that food changes molecular structure during cooking. This enables Cuisine Solutions to cook the food for optimum taste, color, and texture while also pasteurizing. Since the products are immediately flash-frozen, there is no need for preservatives in the product and most of the Cuisine Solutions products have a guaranteed 18 month shelf life. For more information, visit http://www.cuisinesolutions.com.

Contact:
          Cuisine Solutions, Inc., Alexandria, VA
          Ronald Zilkowski
          703-270-2900